UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 5, 2021

Desktop Metal, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38835	83-2044042
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

63 Third Avenue Burlington, Massachusetts	01803
(Address of principal executive offices)	(Zip Code)

(978) 224-1244

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	DM	New York Stock Exchange
Warrants to purchase one share of Class A common stock	DM.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Executive Officer

On February 5, 2021, Elizabeth Linardos determined to resign, effective as of February 12, 2021, as the Chief Financial Officer and Treasurer of Desktop Metal, Inc. (the “Company”).

Appointment of Executive Officer

On February 9, 2021, the Company announced the appointment of James Haley as its Chief Financial Officer and Treasurer effective February 12, 2021. Mr. Haley, age 48, previously served as the Company’s Vice President of Finance since December 2020. Prior to that, Mr. Haley served as the Vice President of Finance of Desktop Metal Operating, Inc., the company formerly known as Desktop Metal, Inc. that was acquired by the Company (“Legacy Desktop Metal”), since August 2020. Prior to joining Legacy Desktop Metal, Mr. Haley was Vice President, Controller as Minerva Neuroscience, Inc. from June 2015 to October 2020, as Vice President and Finance and Treasurer of NEC Energy Solutions from May 2014 to June 2015, and as Director of Financial Reporting and Analysis of A123 Systems, Inc. from January 2008 to May 2014. Mr. Haley holds a B.A. in Management from Curry College and an M.B.A. from Northeastern University.

There are currently no arrangements or understandings between Mr. Haley and any other person pursuant to which Mr. Haley was selected as an executive officer.  There are no family relationships between Mr. Haley and any director or other executive officer of the Company, or with any person nominated or chosen to become an officer or a director of the Company. The Company has had no transactions since the beginning of its last fiscal year, and has no transactions currently proposed, in which Mr. Haley, or any member of his immediate family, has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with his appointment, Mr. Haley will be entitled to an annual base salary in the amount of $393,000 and a one-time grant of 250,000 restricted stock units. Mr. Haley will also be eligible for an annual cash bonus of up to $196,500 in accordance with the Company’s annual bonus program.

In connection with his transition to the role of Chief Financial Officer, the Company entered into a revised offer letter, effective as of February 12, 2021. Under the offer letter, in the event Mr. Haley’s employment is terminated by the Company without cause, subject to his execution and non-revocation of a release of claims, he will be entitled to receive base salary continuation for a period of 9 months and COBRA benefits, if elected, until the earlier of 9 months or the date he becomes eligible for coverage under another employer’s plan. In addition, if Mr. Haley’s employment is terminated by the Company without cause within 18 months from the date of his transition to the role of Chief Executive Officer, 50% of the unvested restricted stock units held by him would vest.

The Board of Directors of the Company also awarded Mr. Haley a cash bonus of $150,000 in connection with his efforts related to the recent business combination with the Company and Legacy Desktop Metal.

Compensatory Arrangement

On February 8, 2021, the Company entered into a Transition and Separation Agreement with Ms. Linardos (the “Agreement”). The Agreement was approved by the Board of Directors of the Company and the Compensation Committee of the Board of Directors of the Company. Pursuant to the Agreement:

●	Ms. Linardos’ employment with the Company will end as of July 23, 2021 (the “Termination Date”).

●	From February 12, 2021 through the Termination Date (the “Transition Period”), Ms. Linardos agrees to continue to perform her full-time employment duties, assist with transitioning the position and duties of Chief Financial Officer and perform any other task consistent with her position reasonably requested by the Company. Ms. Linardos’ compensation and benefits will remain the same during the Transition Period, except as the Company’s benefit plans may change during such period.

●	Effective upon the execution of the Agreement, Ms. Linardos will receive a cash bonus of $150,000 in connection with her efforts related to the recent business combination with the Company and Legacy Desktop Metal

●	Subject to compliance with the Agreement and her continued employment through the Termination Date, Ms. Linardos will receive the following post-Transition Period payments and benefits:

-	a completion bonus in a lump sum of $20,000 (the “Completion Bonus”); and
-	COBRA benefits for Ms. Linardos and her covered beneficiaries, if elected, until the earlier of August 15, 2021 or the date she becomes eligible for coverage under another employer’s plan.

●	Each of the Company and Ms. Linardos have the right to terminate Ms. Linardos’ employment on an at-will basis during the Transition Period. In the event Ms. Linardos’ employment is terminated by the Company without cause prior to the Termination Date, she will be entitled to receive any unpaid portion of the base salary that would have been paid through the Termination Date, payment of the Completion Bonus, and COBRA benefits for her and her covered beneficiaries, if elected, until August 15, 2021. In the event Ms. Linardos terminates her employment prior to the Termination Date, she will be entitled to receive any unpaid portion of the base salary that would have been paid through the Termination Date.

●	Ms. Linardos’ stock options, to the extent not vested before the Termination Date, will cease vesting on such date and will be exercisable for a period of 5 years following such date.

●	This Agreement supersedes Ms. Linardos’ offer letter dated September 23, 2020. Ms. Linardos’ Invention and Non-Disclosure Agreement dated December 13, 2017 and Non-Competition and Non-Solicitation Agreement with the Company dated August 5, 2020, remain in effect, and she affirmed her obligations under such agreements.

●	The severance benefits and other compensation described above are contingent upon Ms. Linardos signing a release of claims on the date of the Agreement and immediately following the close of business on the Termination Date.

Item 7.01. Regulation FD Disclosure.

The Company issued a press release on February 9, 2021 announcing the resignation of Ms. Linardos and the appointment of Mr. Haley. A copy of the press release is attached to this Current Report as Exhibit 99.1. The information in Exhibit 99.1 is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section, and such information shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release dated February 9, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Desktop Metal, Inc.

Date:	February 9, 2021	By:	/s/ Ric Fulop
		Name:	Ric Fulop
		Title:	Chief Executive Officer